Exhibit 99.1

EDITED TRANSCRIPT

June 24, 2016 / 12:00PM GMT, CBYL – Carbylan Therapeutics, Inc. and KalVista Pharmaceuticals Ltd. conference call to discuss the proposed transaction

CORPORATE PARTICIPANTS

David Renzi — Carbylan Therapeutics, Inc. — President and CEO

Andrew Crockett — KalVista Pharmaceuticals Ltd. — CEO

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Operator

Greetings and welcome to the joint Carbylan/KalVista conference call.

At this time, all participants are in a listen only mode. A question and answer session will follow the formal presentation. If anyone should require operator assistance during the conference, please press *0 on your telephone key pad. As a reminder, this conference is being recorded. I would now like to turn the conference over to your host, Mr. David Renzi, President and Chief Executive Officer of Carbylan Therapeutics. Thank you. You may begin.

David Renzi — Carbylan Therapeutics, Inc. — President and CEO

Good morning, everyone and thank you for joining us today to discuss the proposed transaction between Carbylan and KalVista. Joining me today on the call is Andrew Crockett, Chief Executive Officer of KalVista.

Before we begin, I would like to remind everyone that any statements made during this call other than the historical facts are “forward-looking statements” made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations and are not guarantees of performance.

During the call, Carbylan and KalVista may make projections or other forward-looking statements regarding, among other things, the timing and completion of the proposed transaction; expectations regarding capitalization, resources and ownership structure of the combined company; expectations regarding the sufficiency of the combined company’s resources to fund the advancement of any development program or the completion of any clinical trial; the nature, strategy and focus of the combined company; the safety, efficacy and projected development timeline and commercial potential of any product candidates; and the executive officer and board structure of the combined company.

Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, risks and uncertainties associated with Carbylan stockholder approval; the availability of sufficient resources for operations and clinical development programs; the ability to successfully develop any of KalVista’s product candidates; and the risks associated with the process of developing, obtaining regulatory approval for and commercializing drug candidates that are safe and effective for use as human therapeutics.

Additionally, information regarding factors that could cause results to differ are described more fully in Carbylan’s periodic reports filed with the SEC.

I also note that in connection with the proposed transaction, Carbylan intends to file a proxy statement and furnish or file other materials with the SEC. Carbylan shareholders are urged to read the proxy statement and those other materials when they become available because they will contain important information about the proposed transaction and the parties to the transaction. The proxy statement and other relevant materials (when they become available) may be obtained free of charge at the SEC’s website.

Carbylan, KalVista and each of our respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Carbylan in connection with the proposed transaction. Information regarding the interests of these directors and executives in the proposed transaction described herein will be included in the proxy statement I referred to a moment ago. Additional information regarding the directors and executive officers of Carbylan is included in Carbylan’s proxy statement for its 2016 Annual Meeting, which was filed with the SEC on April 28, 2016, and is supplemented by other public filings made, and made with, the SEC by Carbylan.

Any comments made on this call shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification or applicable exemption from the securities laws of any such jurisdiction.

Now, let’s talk about the transaction and why we’re extremely pleased with this transformative event.

In a minute, I will turn the call over to Andrew Crockett, the Chief Executive Officer of KalVista, who will further introduce and describe KalVista’s platform, development programs and key value drivers, but let me first describe the background and the key terms of the transaction.

As you are all aware, since the outcome of the top-line results from our COR 1.1 Phase 3 clinical trial of Hydros-TA earlier this year, Carbylan’s board of directors and management team have been actively examining strategic alternatives to maximize shareholder value, including a potential acquisition, merger, strategic partnership or other strategic transaction. We undertook the review of our strategic alternatives in consultation with our shareholders and in partnership with our financial advisor, Wedbush PacGrow.

In connection with this review, the team actively evaluated over 150 potential merger candidates and performed significant due diligence on a large number of these candidates over the last few months. Following this robust process, we ultimately concluded that the proposed transaction with KalVista offered the opportunity to create the most significant value for Carbylan shareholders for several reasons, the main two being the attractive opportunity for value appreciation, and the meaningful equity ownership stake provided to Carbylan shareholders in a biopharmaceutical company and with promising clinical assets and substantial upside potential.

KalVista is a pharmaceutical company focused on the discovery, development, and commercialization of small molecule protease inhibitors for diseases with significant unmet needs. Since inception in 2011, the KalVista team has developed a proprietary portfolio of small molecule plasma kallikrein inhibitors targeting hereditary angioedema (HAE) and diabetic macular edema (DME).

KalVista is currently developing an oral plasma kallikrein inhibitor for the treatment of HAE, and has just received approval to begin dosing a phase PK trial. KalVista’s biologic and chemical insights on the target influence the way that we approach this historical problem of PK and oral plasma kallikrein inhibition in this field, and we believe gives us a great chance of developing a best in class oral prophylaxis treatment for HAE.

Last week, we announced our entry into a definitive share purchase agreement with KalVista and its shareholders, who include the Longwood Fund, Novo A/S, RA Capital Management, SV Life Sciences and Venrock. We are pleased that the respective board of directors of both Carbylan and KalVista have unanimously approved the transaction.

Under the terms of the share purchase agreement, KalVista shareholders have agreed to sell their KalVista shares in exchange for newly issued shares of Carbylan such that KalVista will become a wholly owned subsidiary of Carbylan and the shareholders of KalVista will become the majority owners of Carbylan. Upon the closing of the transaction, existing KalVista equityholders are currently expected to own approximately 81% of the combined company, and existing Carbylan shareholders are currently expected to own approximately 19% of the combined company. The percentage of the combined company that will be owned by Carbylan shareholders is subject to adjustment based on the amount of Carbylan’s net cash at the closing of the transaction.

The combined company will be named KalVista Pharmaceuticals and will be led by the KalVista management team. The board of directors of the combined company will include two members designated by Carbylan prior to the closing of the transaction.

The holders of a majority of the outstanding shares of Carbylan common stock must approve the transaction at a special meeting of shareholders that we expect to occur late in the third quarter or early in the fourth quarter of 2016.

Subject to approval by a majority of Carbylan shareholders and other customary closing conditions, we anticipate that we can close the transaction late in the third quarter or early in the fourth quarter of 2016. Carbylan’s three largest shareholders, InterWest Partners, Alta Partners and Vivo Capital, have entered into agreements in support of the transaction.

Before I turn the call over to Andrew, let me emphasize that the Carbylan board of directors and management team believe that this transaction is in the best interests of Carbylan shareholders. We see the tremendous potential of KalVista and we believe that the transaction offers Carbylan shareholders a very compelling opportunity for long-term value creation.

With that overview, I’m delighted to turn the call over to Andrew Crockett, the Chief Executive Officer of KalVista, for his comments on the transaction and KalVista’s business and development programs. Andrew.

Andrew Crockett — KalVista Pharmaceuticals Ltd. — CEO

Thanks very much, David. Good morning to everyone on the line and thank you for joining the call. I am very excited about the transaction with Carbylan, and feel confident it provides an opportunity to build value for both companies’ shareholders with the ability to accelerate our lead programs in HAE and DME.

As David mentioned, KalVista is focused on the discovery, development, and commercialization of small molecule protease inhibitors for diseases with significant unmet needs. We have developed a proprietary portfolio of plasma kallikrein inhibitors targeting HAE and DME.

KalVista’s near term goal is to offer a best in class oral plasma kallikrein inhibitor for HAE. We believe that an oral drug administered daily for the prophylactic treatment of HAE will be an important advancement in the treatment regimen of patients who suffer from this disease.

Hereditary Angioedema, or “HAE”, is a rare genetic disease in which patients lack the ability to regulate plasma kallikrein activity. HAE patients suffer attacks of swelling which can occur in various parts of the body. While patients with HAE suffer from debilitating and even life threatening attacks, these patients are usually otherwise healthy. Several lines of evidence have shown that plasma kallikrein is an important mediator of these attacks, and that inhibiting plasma kallikrein is able to reduce both the frequency and severity of the attacks.

Our discovery platform continues to add to an existing portfolio containing multiple oral plasma kallikrein inhibitors. KVD818 will be the first of those molecules to enter the clinic. I’m happy to report that our clinical trial application for KVD818, our first oral plasma kallikrein inhibitor drug candidate, has been accepted by the MHRA, the United Kingdom’s regulatory authority, allowing us to begin our first-in-human trial. We anticipate enrolling our first subjects in the 3rd quarter of this year. This first in human study will provide data for the key characteristics of safety, drug exposure and plasma kallikrein inhibition. We expect to report data from this study in the first half of next year.

We are currently progressing further candidates towards regulatory pre-clinical studies and plan to take at least one of those into the clinic in the first half of next year. We believe taking multiple oral molecules into Phase 1 clinical trials gives us the most confidence and highest chance of success in achieving best in class oral status, and also enables us to pursue other indications where plasma kallikrein inhibition currently shows promise.

The proposed transaction provides resources needed to achieve important clinical milestones within the combined company. In addition, the newly combined company will be publically listed, maximizing our opportunity to leverage our small molecule plasma kallikrein inhibitor platform and ultimately take best in class molecules through to NDA, and eventually to market.

Post transaction, KalVista is expected to have approximately $35-40 million dollars of net cash to advance our pipeline. Our priority for use of these resources will be to advance our oral plasma kallikrein inhibitors into clinical trials for the treatment of HAE.

Since our founding in 2011, there have been two critical pillars that continue to drive KalVista’s business today:

First, we have an experienced research team of scientists that have been working in the field of small molecule protease drug discovery for more than two decades. This is a notoriously challenging drug discovery area and we believe that the experience of our team gives KalVista a significant competitive advantage. In addition, all of our molecules have been discovered by KalVista scientists. These discoveries are the foundation of our intellectual property. This team continues to strengthen our plasma kallikrein platform and may enable KalVista to pursue additional protease drug targets beyond kallikrein in the future.

Second, our scientific co-founders from the Joslin Clinic at Harvard University are experts in the role of plasma kallikrein in diseases with significant unmet need, our initial area of focus as a company.

The combination of drug discovery and plasma kallikrein expertise, coupled with an experienced team that has been successful in bringing small molecule drugs to the market has yielded an exciting pipeline at KalVista.

While we are prioritizing our resources on development of our oral inhibitor platform for HAE, we are also advancing our intravitreal plasma kallikrein inhibitor, KVD001, for DME. We have successfully completed a first-in-human trial and generated safety data supportive of progression to clinical efficacy studies. Consistent with our strategy of advancing multiple oral candidates, this may provide an additional indication for oral treatment with plasma kallikrein inhibitors.

DME is a serious microvascular complication of diabetes and at least 20% of diabetic persons will develop macular edema. DME is caused by retinal swelling due to leaky blood vessels in the macula. The result of the swelling can be blurring and a substantial reduction in vision, even legal blindness. Current treatments of DME include laser photocoagulation and the more recent approvals of various intravitreal anti-VEGF agents. While the anti-VEGFs are very effective in many patients, approximately half of DME patients do not fully respond to anti-VEGF therapy. The plasma kallikrein pathway has been identified in several recent publications as an exciting VEGF independent pathway that could significantly improve patient outcomes in DME.

In summary, the combination of our two companies will create a robust and advanced platform in an attractive space, and provide critical and timely access to greater resources. Overall, a win-win for both companies and for their shareholders and for patients in need.

Thank you for your time and interest this morning. With that, operator can we please open it up to questions?

Operator

Thank you. At this time we will be conducting a question and answer session. If you would like to ask a question, please press *1 on your telephone key pad. A confirmation tone will indicate your line is in the question queue. You may press *2 if you would like to remove your question from the queue. For participants using speaker equipment, it may be necessary to pick up your handset before pressing the * key. One moment please, while we poll for question.

Once again ladies and gentlemen, it is *1 to ask a question at this time. We’ll pause a moment longer.

Thank you. Our first question comes from the line of Daniel Morrison, private investor. Please proceed with your question.

Daniel Morrison, private investor

Was today’s press release, a strategic move due to the Brexit vote?

Andrew Crockett — KalVista Pharmaceuticals Ltd. — CEO

Can you repeat your question? I’m sorry, I didn’t hear that.

Daniel Morrison, private investor

Was today’s press release scheduled to counter the Brexit vote results?

David Renzi — Carbylan Therapeutics, Inc. — President and CEO

Andrew Crockett — KalVista Pharmaceuticals Ltd. — CEO

Dave, do you want me to take that question?

David Renzi — Carbylan Therapeutics, Inc. — President and CEO

Sure, sure go ahead Andy.

Andrew Crockett — KalVista Pharmaceuticals Ltd. — CEO

Yeah, I think actually the press release was issued certainly in advance of the Brexit vote, but while this is certainly major news for the global economy, we do not anticipate that this will affect our transaction. We are closely watching situation in the UK and EU for regulatory, intellectual property and financial implications.

Daniel Morrison, private investor

Thank you.

Operator

Thank you. Our next question comes from the line of Mitch Andrea, private investor. Please proceed with your question.

Mitch Andrea, private investor

Yeah, my question would be, how is a 19% stake in the company, a good value for the Carbylan shareholders, versus 100%?

David Renzi — Carbylan Therapeutics, Inc. — President and CEO

It’s a good question. We evaluate, as I had mentioned, 150 different potential strategic opportunities for Carbylan, and the net result of all of the criteria that we used to evaluate those potential partners was that the KalVista opportunity was the best value for our shareholders and I think when we release the proxy later this year, you’ll get more detail around what that means to each of our shareholders.

Mitch Andrea, private investor

Okay, thank you.

Operator

Thank you. Our next question comes from the line of Barry Foreman, private investor. Please proceed with your question.

Barry Foreman, private investor

Do you know how many outstanding shares of the new company will be out there?

David Renzi — Carbylan Therapeutics, Inc. — President and CEO

Again, we’re working through that right now as I mentioned in the conference call, we’re earnestly beginning to work on the proxy which will be filed later this year and all that information will be contained in the proxy. So at this time, we are not prepared to address that level of detail but those details will be coming out shortly.

Barry Foreman, private investor

Thank you.

Operator

Thank you. We have no further questions at this time. I’d like to turn the floor back over to Mr. Renzi for final remarks.

David Renzi — Carbylan Therapeutics, Inc. — President and CEO

Thank you, Melissa. So everyone, thank you so much for joining us on this call this morning. I know there’s a lot of breaking macro news that’s out there and probably consuming much of your time, but that aside, I think this opportunity for Carbylan and KalVista to combine as one company, is truly a great opportunity and one that we at Carbylan believe will bring potentially significant enhancement to our shareholders, and we look forward to continuing the work to close this transaction within the next several months and we’ll look forward to communicating with all of you in the near future. So thank you again for joining us on this call.

Thank you ladies and gentlemen. This concludes today’s conference. You may disconnect your line at this time. Thank you for your participation.

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